EXHIBIT 23.2


                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT



The Board of Directors
Modern Controls, Inc.:


We consent to the use of our reports incorporated herein by reference and the references to our firm under the heading "Item 3. Incorporation of Documents by Reference." included in the prospectus.


/s/ KPMG Peat Marwick LLP

Minneapolis, Minnesota
July 9, 1998